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Hickok Incorporated

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Hickok Incorporated Announces Filing of Proxy Statement and Schedules Special Shareholders Meeting

Actions unanimously supported by Management and Board of Directors as Company executes turn around plan

CLEVELAND, September 24, 2012, Hickok Incorporated (OTC QB: HICKA.PK), a Cleveland based test and measurement supplier of products and services for the automotive, emissions, locomotive, and aircraft industries, today announced the recent filing of a Proxy Statement and scheduled a special shareholder meeting for October 11, 2012 at 10:00 AM ET.

The Notice of Special Meeting of Shareholders and Proxy Statement describes the formal business to be transacted at the Special Meeting. The Company is asking shareholders to consider two proposals which, if adopted, will allow it to modernize the 100 year old Company’s charter documents which have undergone only minor revisions since 1959. Specifically, the Company is asking its shareholders to approve: (i) the Company's Amended Articles of Incorporation and (ii) the Amended and Restated Code of Regulations of the Company.

"The Board of Directors unanimously supports these actions and strongly feels they are in the best interest of all of its stakeholders," stated Robert L. Bauman, President and CEO. "During the past year we have improved our balance sheet with investment from Roundball LLC and the Aplin Family Trust in addition to strengthening our Board of Directors with the additions of Mrs. Jennifer Aplin Elliott, Mr. Steven Rosen and Mr. Edward Crawford. These new members bring to Hickok significant governance, operational and financial expertise. With input from current and these new directors, we are actively exploring opportunities to build long-term shareholder value, including but not limited to strategic transactions such as potential mergers or acquisitions."

As discussed in greater detail in the proxy statement, the Board of Directors and Management believes that modernizing its charter documents will be of significant assistance to its efforts to execute a turn around plan and put the company back on a profitable growth trajectory.

Whether or not shareholders expect to attend in person, the return of the Proxy as soon as possible is greatly appreciated. Proxy link:

http://www.sec.gov/Archives/edgar/data/47307/000004730712000022/specialproxywithdates.htm

About Hickok Incorporated

Hickok provides products and services primarily for the automotive, emissions testing, locomotive, and aircraft industries. Offerings include the development, manufacture and marketing of electronic and non-electronic automotive diagnostic products used for repair and emission testing. The Company also develops and manufactures indicating instruments for aircraft, locomotive and general industrial applications.

Contact:

 Robert Bauman, President and CEO
Hickok Incorporated
10514 Dupont Ave.
Cleveland, OH 44108

PH: 216-541-8060 extension 212